CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                            Exhibit (12) (i) (i)

                                                                            2005                      2004
                                                          ---------------------------------   --------------------
                                                          3 Months   9 Months     12 Months   3 Months    9 Months
                                                            Ended      Ended        Ended       Ended       Ended
                                                           Sept 30    Sept 30      Sept 30     Sept 30     Sept 30
                                                          --------   ----------   ---------   --------   ---------
     Earnings: ($000)
A.      Net Income                                        $  6,885   $   27,988   $  35,619   $  7,567   $  31,017
B.      Federal & State Income Tax                           4,484       18,751      23,758      6,158      23,419
                                                          --------   ----------   ---------   --------   ---------
C.      Earnings before Income Taxes                      $ 11,369   $   46,739   $  59,377   $ 13,725   $  54,436
                                                          ========   ==========   =========   ========   =========
D.      Fixed Charges
           Interest on Mortgage Bonds                            0            0           0          0           0
           Interest on Other Long-Term Debt                  3,421       10,187      13,239      2,696       8,436
           Other Interest                                      794        1,752       2,589        802       4,678
           Interest Portion of Rents                           192          621         829        195         747
           Amortization of Premium & Expense on Debt           264          792       1,049        263         810
                                                          --------   ----------   ---------   --------   ---------
              Total Fixed Charges                         $  4,671   $   13,352   $  17,706   $  3,956   $  14,671
                                                          ========   ==========   =========   ========   =========

E.      Total Earnings                                    $ 16,040   $   60,091   $  77,083   $ 17,681   $  69,107
                                                          ========   ==========   =========   ========   =========

     Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                            $    242   $      728        $970    $   242   $     728
G.      Less Allowable Dividend Deduction                      (32)         (96)       (127)       (32)        (96)
                                                          --------   ----------   ---------   --------------------
H.      Net Subject to Gross-up                                210          632         843        210         632
I.      Ratio of Earnings before Income
           Taxes to Net Income (C/A)                         1.651        1.670       1.667      1.814       1.755
                                                          --------   ----------   ---------   --------------------
J.      Pref. Dividend (Pre-tax) (H x I)                       347        1,055       1,405        381       1,109
K.      Plus Allowable Dividend Deduction                       32           96         127         32          96
                                                          --------   ----------   ---------   --------------------
L.      Preferred Dividend Factor                              379        1,151       1,532        413       1,205
M.      Fixed Charges (D)                                    4,671       13,352      17,706      3,956      14,671
                                                          --------   ----------   ---------   --------   ---------
N.      Total Fixed Charges and Preferred Dividends       $  5,050   $   14,503   $  19,238   $  4,369   $  15,876
                                                          ========   ==========   =========   ========   =========

O.      Ratio of Earnings to Fixed Charges (E/D)              3.43         4.50        4.35       4.47        4.71
                                                          ========   ==========   =========   ========   =========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                             3.18         4.14        4.01       4.05        4.35
                                                          ========   ==========   =========   ========   =========

                                                                           Year Ended December 31,
                                                          -----------------------------------------------------------
                                                                                                   (1)
                                                            2004        2003          2002        2001        2000
                                                          --------   ----------     --------   ----------   ---------
     Earnings: ($000)
A.      Net Income                                        $ 38,648   $   38,875     $ 32,524   $   44,178   $  52,595
B.      Federal & State Income Tax                          28,426       26,981       21,690       (7,637)     37,150
                                                          --------   ----------     --------   ----------   ---------
C.      Earnings before Income Taxes                      $ 67,074   $   65,856     $ 54,214   $   36,541   $  89,745
                                                          ========   ==========     ========   ==========   =========
D.      Fixed Charges
           Interest on Mortgage Bonds                            0          570        2,136        5,211      11,342
           Interest on Other Long-Term Debt                 11,488       10,699        9,819       10,446      12,864
           Other Interest                                    5,517        9,828 (2)   11,772       11,820       6,251
           Interest Portion of Rents                           954          768          749          801         962
           Amortization of Premium & Expense on Debt         1,066        1,159        1,249        1,350       1,170
                                                          --------   ----------     --------   ----------   ---------
              Total Fixed Charges                         $ 19,025   $   23,024     $ 25,725   $   29,628   $  32,589
                                                          ========   ==========     ========   ==========   =========

E.      Total Earnings                                    $ 86,099   $   88,880     $ 79,939   $   66,169   $ 122,334
                                                          ========   ==========     ========   ==========   =========

     Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                            $    970   $    1,387 (2) $  2,161   $    3,230   $   3,230
G.      Less Allowable Dividend Deduction                     (127)        (127)        (127)        (127)       (127)
                                                          --------   ----------     --------   ----------   ---------
H.      Net Subject to Gross-up                                843        1,260        2,034        3,103       3,103
I.      Ratio of Earnings before Income
           Taxes to Net Income (C/A)                         1.736        1.694        1.667        0.827       1.706
                                                          --------   ----------     --------   ----------   ---------
J.      Pref. Dividend (Pre-tax) (H x I)                     1,463        2,134        3,391        2,566       5,294
K.      Plus Allowable Dividend Deduction                      127          127          127          127         127
                                                          --------   ----------     --------   ----------   ---------
L.      Preferred Dividend Factor                            1,590        2,261        3,518        2,693       5,421

M.      Fixed Charges (D)                                   19,025       23,024       25,725       29,628      32,589
                                                          --------   ----------     --------   ----------   ---------
N.      Total Fixed Charges and Preferred Dividends       $ 20,615   $   25,285     $ 29,243   $   32,321   $  38,010
                                                          ========   ==========     ========   ==========   =========

O.      Ratio of Earnings to Fixed Charges (E/D)              4.53         3.86         3.11         2.23        3.75
                                                          ========   ==========     ========   ==========   =========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                             4.18         3.52         2.73         2.05        3.22
                                                          ========   ==========     ========   ==========   =========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.